Exhibit 99.1

PepsiCo Reports Fourth Quarter and Full-Year 2021 Results; Provides 2022 Financial Outlook; Announces Annual Dividend Increase and New Share Repurchase Program
Reported (GAAP) Fourth Quarter and Full-Year 2021 Results

	Fourth Quarter	Full-Year
Net revenue growth	12.4%	12.9%
Foreign exchange impact on net revenue	—%	1%
Earnings per share (EPS)	$0.95	$5.49
EPS change	(28)%	7%
Foreign exchange impact on EPS	—%	1.5%
Organic/Core (non-GAAP)1 Fourth Quarter and Full-Year 2021 Results

	Fourth Quarter	Full-Year
Organic revenue growth	11.9%	9.5%
Core EPS	$1.53	$6.26
Core constant currency EPS change	4%	12%
PURCHASE, N.Y. - February 10, 2022 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the fourth quarter and full-year 2021.
“Our full year net revenue growth meaningfully accelerated in 2021 versus the previous year and this gives us added confidence that the investments we’ve made in our people, brands, innovation, supply chain, go-to-market systems and digitization initiatives are working,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “Moving forward, we remain committed to building advantaged capabilities that can help us win in the marketplace and become an even faster, even stronger and even better organization. Importantly, this includes putting sustainability and human capital at the center of everything we do with the recent implementation of PepsiCo Positive (pep+), a fundamental end-to-end transformation of what we do and how we do it to create growth and shared value.
For 2022, we expect to deliver 6 percent organic revenue growth, which is at the high-end of our long-term target range and implies a strong acceleration in our organic revenue growth on a two-year basis. Additionally, we expect to deliver 8 percent core constant currency earnings per share growth, which reflects the impact of inflationary pressures across our value chain and planned investments in our business. We also announced a 7 percent increase in our annualized dividend, starting with our June 2022 payment which represents our 50th consecutive annual increase, and our Board has authorized the repurchase of up to $10 billion of PepsiCo common stock through February 2026.”

1 Refer to the Glossary for the definitions of non-GAAP financial measures including “organic,” “core” and “constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2022 financial outlook. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Annual Report on Form 10-K for the year ended December 25, 2021 (2021 Form 10-K) filed with the SEC for additional information regarding PepsiCo’s financial results.

Summary Fourth-Quarter 2021 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Convenient Food	Beverage
Frito-Lay North America	13	—	—	13	4
Quaker Foods North America	9	—	—	9	(2)
PepsiCo Beverages North America	13	—	—	12		7
Latin America	16	1	—	17	6	9
Europe	8	1	—	9	1	2
Africa, Middle East and South Asia	13	(1)	(4)	8	3.5	12
Asia Pacific, Australia and New Zealand and China Region	18	(2)	(3)	13	16	7
Total	12	—	(0.5)	12	4	7

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	10	(5)	—	5
Quaker Foods North America	8	(2)	—	6
PepsiCo Beverages North America	(10)	—	—	(9)
Latin America	21	(1)	—	20
Europe	(16)	7	(1)	(10)
Africa, Middle East and South Asia	(29)	—	(2)	(31)
Asia Pacific, Australia and New Zealand and China Region	(25)	4	4	(17)
Corporate unallocated expenses	70	(53)	—	17
Total	(9)	6	—	(4)

EPS	(28)	33	—	4
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.
Note: Amounts may not sum due to rounding.
Organic revenue growth and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “organic,” “core” and “constant currency.”

Discussion of Fourth-Quarter 2021 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 3 and A-7, reported operating results were driven by the following:
Frito-Lay North America
Operating profit increased 10%, primarily reflecting net revenue growth and productivity savings. These impacts were partially offset by certain operating cost increases, including strategic initiatives and incremental transportation costs, an 8-percentage-point impact of higher commodity costs, primarily cooking oil and packaging material, and higher advertising and marketing expenses. Additionally, lower restructuring and impairment charges contributed 5 percentage points to operating profit growth.
Quaker Foods North America
Operating profit grew 8%, primarily reflecting effective net pricing and productivity savings, partially offset by certain operating cost increases, including incremental transportation costs, a 14-percentage-point impact of higher commodity costs and higher advertising and marketing expenses.
PepsiCo Beverages North America
Operating profit decreased 10%, primarily reflecting certain operating cost increases, including incremental transportation costs, a 37-percentage-point impact of higher commodity costs and higher advertising and marketing expenses. These impacts were partially offset by net revenue growth and productivity savings.
Latin America
Operating profit increased 21%, primarily reflecting net revenue growth, productivity savings and a 6-percentage-point impact of lower charges taken as a result of the COVID-19 pandemic. These impacts were partially offset by certain operating cost increases, a 34-percentage-point impact of higher commodity costs, higher advertising and marketing expenses and a 10-percentage-point impact of certain tax charges.
Europe
Operating profit decreased 16%, primarily reflecting certain operating cost increases, a 41-percentage-point impact of higher commodity costs, higher advertising and marketing expenses and a 5-percentage-point impact of higher restructuring and impairment charges. These impacts were partially offset by net revenue growth and productivity savings. Additionally, lower impact of certain tax charges and lower charges taken as a result of the COVID-19 pandemic each positively contributed 5 percentage points to operating profit performance.
During the fourth quarter of 2021, the implementation of an Enterprise Resource Planning (ERP) system in the United Kingdom caused a temporary disruption to our United Kingdom operations which had a negative impact on net revenue, unit volume and operating profit performance. These issues were largely resolved within the quarter and the business operations had resumed by year end.
Africa, Middle East and South Asia
Operating profit decreased 29%, primarily reflecting certain operating cost increases, a 23-percentage-point impact of higher commodity costs and higher advertising and marketing expenses. These impacts were partially offset by volume growth, productivity savings and a 3-percentage-point impact of lower charges taken as a result of COVID-19 pandemic.

Asia Pacific, Australia and New Zealand and China Region
Operating profit decreased 25%, primarily reflecting certain operating cost increases, higher advertising and marketing expenses and an 11-percentage-point impact of higher commodity costs, partially offset by net revenue growth and productivity savings. Additionally, higher restructuring and impairment charges, unfavorable foreign exchange and higher charges taken as a result of COVID-19 pandemic negatively impacted operating profit performance by 6 percentage points, 4 percentage points and 3 percentage points, respectively.

Summary Full-Year 2021 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Convenient Food	Beverage
Frito-Lay North America	8	(0.5)	—	7	2
Quaker Foods North America	—	(1)	—	—	(7)
PepsiCo Beverages North America	12	(0.5)	(1)	10		5
Latin America	17	(2)	—	15	4	8
Europe	9	(0.5)	—	9	4	8
Africa, Middle East and South Asia	33	(4.5)	(17)	12	3	17
Asia Pacific, Australia and New Zealand and China Region	34	(6)	(15)	13	11	13
Total	13	(1)	(2)	10	2.5	10

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	5.5	(2)	—	3
Quaker Foods North America	(14)	(0.5)	—	(14)
PepsiCo Beverages North America	26	(5)	(1)	20
Latin America	33	—	(4.5)	28
Europe	(4.5)	3	(1.5)	(3)
Africa, Middle East and South Asia	43	(31)	(2)	10
Asia Pacific, Australia and New Zealand and China Region	14	(0.5)	(3)	10
Corporate unallocated expenses	17	(6)	—	10
Total	11	(2)	(1)	7

EPS	7	6	(1.5)	12
(a)Excludes the impact of acquisitions and divestitures, including the impact of an extra month of volume for our acquisitions of Pioneer Food Group Ltd. (Pioneer Foods) in our Africa, Middle East and South Asia division and Hangzhou Haomusi Food Co., Ltd. (Be & Cheery) in our Asia Pacific, Australia and New Zealand and China Region division as we aligned the reporting calendars of these acquisitions with those of our divisions. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.
Note: Amounts may not sum due to rounding.
Organic revenue growth and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “organic,” “core” and “constant currency.”

Discussion of Full-Year 2021 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 6 and A-7, reported operating results were driven by the following:
Frito-Lay North America
Operating profit increased 5.5%, primarily reflecting the net revenue growth, productivity savings and a 3-percentage-point impact of lower charges taken as a result of the COVID-19 pandemic. These impacts were partially offset by certain operating cost increases, including strategic initiatives and incremental transportation costs, and a 4-percentage-point impact of higher commodity costs, primarily packaging material and cooking oil.
Quaker Foods North America
Operating profit declined 14%, primarily reflecting certain operating cost increases, including incremental transportation costs, and an 8-percentage-point impact of higher commodity costs, partially offset by productivity savings.
PepsiCo Beverages North America
Operating profit increased 26%, primarily reflecting the net revenue growth, a 15-percentage-point impact of lower charges taken as a result of the COVID-19 pandemic and productivity savings. These impacts were partially offset by certain operating cost increases, including incremental transportation costs, an 18-percentage-point impact of higher commodity costs and higher advertising and marketing expenses. Higher prior-year acquisition and divestiture-related charges contributed 4 percentage points to operating profit growth.
Latin America
Operating profit increased 33%, primarily reflecting the net revenue growth, productivity savings and a 4.5-percentage-point impact of favorable foreign exchange. These impacts were partially offset by certain operating cost increases, a 30-percentage-point impact of higher commodity costs and higher advertising and marketing expenses. A current-year recognition of certain indirect tax credits in Brazil and lower charges taken as a result of the COVID-19 pandemic contributed 6 percentage points and 4 percentage points, respectively, to operating profit growth.
Europe
Operating profit decreased 4.5%, primarily reflecting certain operating cost increases, a 28-percentage-point impact of higher commodity costs and a 2.5-percentage-point impact each from higher restructuring and impairment charges and a gain on an asset sale in the prior year. These impacts were partially offset by the net revenue growth and productivity savings. Additionally, lower charges taken as a result of the COVID-19 pandemic and favorable settlements of promotional spending accruals compared to the prior year positively contributed 5 percentage points and 3 percentage points, respectively, to operating profit performance.

During the fourth quarter of 2021, the implementation of an ERP system in the United Kingdom caused a temporary disruption to our United Kingdom operations which had a negative impact on net revenue, unit volume and operating profit performance. These issues were largely resolved within the quarter and the business operations had resumed by year end.
Africa, Middle East and South Asia
Operating profit increased 43%, primarily reflecting the net revenue growth, a 31-percentage-point impact of the prior-year acquisition and divestiture-related charges associated with our Pioneer Foods acquisition and productivity savings. These impacts were partially offset by certain operating cost increases, a 13-percentage-point impact of higher commodity costs and higher advertising and marketing expenses. Additionally, lower charges taken as a result of the COVID-19 pandemic and our Pioneer Foods acquisition contributed 3 percentage points and 2 percentage points, respectively, to operating profit growth.

Asia Pacific, Australia and New Zealand and China Region
Operating profit increased 14%, primarily reflecting the net revenue growth, productivity savings and a 2- percentage-point contribution from our Be & Cheery acquisition, partially offset by certain operating cost increases and higher advertising and marketing expenses. Additionally, impairment charges associated with an equity method investment reduced operating profit growth by 3 percentage points. Favorable foreign exchange contributed 3 percentage points to operating profit growth.

Juice Transaction
In the first quarter of 2022, we completed the previously announced divestiture of Tropicana, Naked and other select juice brands to PAI Partners for approximately $3.5 billion in cash (pre-tax) and a 39% noncontrolling interest in a newly formed joint venture that will operate across North America and Europe. These juice businesses delivered approximately $3 billion in net revenue in 2021. In the U.S., PepsiCo acts as the exclusive distributor for the new joint venture’s portfolio of brands for small-format and foodservice customers with chilled direct-store-delivery. We expect to record a non-core pre-tax gain of approximately $3 billion in the first quarter of 2022 as a result of this transaction.
Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2022, the Company expects:
•A 6 percent increase in organic revenue;
•An 8 percent increase in core constant currency EPS;
•A core annual effective tax rate of 20 percent; and
•Total cash returns to shareholders of approximately $7.7 billion, comprised of dividends of $6.2 billion and share repurchases of $1.5 billion.
In addition, the Company expects a 1.5-percentage-point foreign exchange translation headwind to impact reported net revenue and core EPS growth based on current market consensus rates.
This assumption and the guidance above imply 2022 core earnings per share of $6.67, a 6.5 percent increase compared to 2021 core earnings per share of $6.26.
Dividend Increase and New Share Repurchase Program
The Company today announced a 7 percent increase in its annualized dividend to $4.60 per share from $4.30 per share, effective with the dividend expected to be paid in June 2022. This represents the Company’s 50th consecutive annual dividend per share increase.
The Company also announced a new share repurchase program providing for the repurchase of up to $10 billion of PepsiCo common stock through February 28, 2026.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on February 10, 2022, the Company will post prepared management remarks (in pdf format) regarding its fourth quarter and full-year 2021 results, including its outlook for 2022, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on February 10, 2022, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Income
(in millions except per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	12/25/2021	12/26/2020	12/25/2021	12/26/2020
Net Revenue	$25,248	$22,455	$79,474	$70,372
Cost of sales	12,130	10,426	37,075	31,797
Gross profit	13,118	12,029	42,399	38,575
Selling, general and administrative expenses (a)	10,556	9,203	31,237	28,495
Operating Profit	2,562	2,826	11,162	10,080
Other pension and retiree medical benefits income/(expense)	158	(130)	522	117
Net interest expense and other	(1,132)	(339)	(1,863)	(1,128)
Income before income taxes	1,588	2,357	9,821	9,069
Provision for income taxes	247	498	2,142	1,894
Net income	1,341	1,859	7,679	7,175
Less: Net income attributable to noncontrolling interests	19	14	61	55
Net Income Attributable to PepsiCo	$1,322	$1,845	$7,618	$7,120

Diluted
Net income attributable to PepsiCo per common share	$0.95	$1.33	$5.49	$5.12
Weighted-average common shares outstanding	1,390	1,388	1,389	1,392
(a)The increase in selling, general and administrative expenses for the quarter and year ended December 25, 2021 as compared to the quarter and year ended December 26, 2020 primarily reflects higher selling and distribution costs.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions)

	(Unaudited)
	Quarter Ended		Year Ended
	12/25/2021	12/26/2020	12/25/2021	12/26/2020
Net Revenue
Frito-Lay North America	$6,167	$5,443	$19,608	$18,189
Quaker Foods North America	912	836	2,751	2,742
PepsiCo Beverages North America	7,644	6,793	25,276	22,559
Latin America	2,799	2,411	8,108	6,942
Europe	4,345	4,035	13,038	11,922
Africa, Middle East and South Asia	1,928	1,707	6,078	4,573
Asia Pacific, Australia and New Zealand and China Region	1,453	1,230	4,615	3,445
Total	$25,248	$22,455	$79,474	$70,372

Operating Profit
Frito-Lay North America	$1,654	$1,507	$5,633	$5,340
Quaker Foods North America	194	178	578	669
PepsiCo Beverages North America	494	546	2,442	1,937
Latin America	402	333	1,369	1,033
Europe	317	376	1,292	1,353
Africa, Middle East and South Asia	152	214	858	600
Asia Pacific, Australia and New Zealand and China Region	72	96	673	590
Corporate unallocated expenses	(723)	(424)	(1,683)	(1,442)
Total	$2,562	$2,826	$11,162	$10,080

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(in millions)

	Year Ended
	12/25/2021	12/26/2020
Operating Activities
Net income	$7,679	$7,175
Depreciation and amortization	2,710	2,548
Operating lease right-of-use asset amortization	505	478
Share-based compensation expense	301	264
Restructuring and impairment charges	247	289
Cash payments for restructuring charges	(256)	(255)
Acquisition and divestiture-related charges	(4)	255
Cash payments for acquisition and divestiture-related charges	(176)	(131)
Pension and retiree medical plan expenses	123	408
Pension and retiree medical plan contributions	(785)	(562)
Deferred income taxes and other tax charges and credits	298	361
Tax expense related to the Tax Cuts and Jobs Act (TCJ Act)	190	—
Tax payments related to the TCJ Act	(309)	(78)
Change in assets and liabilities:
Accounts and notes receivable	(651)	(420)
Inventories	(582)	(516)
Prepaid expenses and other current assets	159	26
Accounts payable and other current liabilities	1,762	766
Income taxes payable	30	(159)
Other, net	375	164
Net Cash Provided by Operating Activities	11,616	10,613

Investing Activities
Capital spending	(4,625)	(4,240)
Sales of property, plant and equipment	166	55
Acquisitions, net of cash acquired, and investments in noncontrolled affiliates	(61)	(6,372)
Divestitures and sales of investments in noncontrolled affiliates	169	6
Short-term investments, by original maturity:
More than three months - purchases	—	(1,135)
More than three months - maturities	1,135	—
Three months or less, net	(58)	27
Other investing, net	5	40
Net Cash Used for Investing Activities	(3,269)	(11,619)

Financing Activities
Proceeds from issuances of long-term debt	4,122	13,809
Payments of long-term debt	(3,455)	(1,830)
Cash tender offers/debt redemption	(4,844)	(1,100)
Short-term borrowings, by original maturity:
More than three months - proceeds	8	4,077
More than three months - payments	(397)	(3,554)
Three months or less, net	434	(109)
Payments of acquisition-related contingent consideration	(773)	—
Cash dividends paid	(5,815)	(5,509)
Share repurchases - common	(106)	(2,000)
Proceeds from exercises of stock options	185	179
Withholding tax payments on restricted stock units and performance stock units converted	(92)	(96)
Other financing	(47)	(48)
Net Cash (Used for)/Provided by Financing Activities	(10,780)	3,819
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(114)	(129)
Net (Decrease)/Increase in Cash and Cash Equivalents and Restricted Cash	(2,547)	2,684
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	8,254	5,570
Cash and Cash Equivalents and Restricted Cash, End of Year	$5,707	$8,254

PepsiCo, Inc. and Subsidiaries
Consolidated Balance Sheet
(in millions except per share amounts)

	12/25/2021	12/26/2020
ASSETS
Current Assets
Cash and cash equivalents	$5,596	$8,185
Short-term investments	392	1,366
Accounts and notes receivable, net	8,680	8,404
Inventories:
Raw materials and packaging	1,898	1,720
Work-in-process	151	205
Finished goods	2,298	2,247
	4,347	4,172
Prepaid expenses and other current assets	980	874
Assets held for sale	1,788	—
Total Current Assets	21,783	23,001
Property, Plant and Equipment, net	22,407	21,369
Amortizable Intangible Assets, net	1,538	1,703
Goodwill	18,381	18,757
Other Indefinite-Lived Intangible Assets	17,127	17,612
Investments in Noncontrolled Affiliates	2,627	2,792
Deferred Income Taxes	4,310	4,372
Other Assets	4,204	3,312
Total Assets	$92,377	$92,918

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$4,308	$3,780
Accounts payable and other current liabilities	21,159	19,592
Liabilities held for sale	753	—
Total Current Liabilities	26,220	23,372
Long-Term Debt Obligations	36,026	40,370
Deferred Income Taxes	4,826	4,284
Other Liabilities	9,154	11,340
Total Liabilities	76,226	79,366
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,383 and 1,380 shares, respectively)	23	23
Capital in excess of par value	4,001	3,910
Retained earnings	65,165	63,443
Accumulated other comprehensive loss	(14,898)	(15,476)
Repurchased common stock, in excess of par value (484 and 487 shares, respectively)	(38,248)	(38,446)
Total PepsiCo Common Shareholders’ Equity	16,043	13,454
Noncontrolling interests	108	98
Total Equity	16,151	13,552
Total Liabilities and Equity	$92,377	$92,918

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; costs associated with mergers, acquisitions, divestitures and other structural changes; gains associated with divestitures; pension and retiree medical-related amounts (including all settlement and curtailment gains and losses); charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; asset impairments (non-cash); and remeasurements of net monetary assets. Previously, certain immaterial pension and retiree medical-related settlement and curtailment gains and losses were not considered items affecting comparability. Pension and retiree medical-related service cost, interest cost, expected return on plan assets, and other net periodic pension costs will continue to be reflected in our core results. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Form 10-K. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2026 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include fair value adjustments to the acquired inventory included in the acquisition-date balance sheets, merger and integration charges and costs associated with divestitures. Merger and integration charges include liabilities to support socioeconomic programs in South Africa, closing costs, employee-related costs, gains associated with contingent consideration, contract termination costs and other integration costs.

Pension and retiree medical-related impact
Pension and retiree medical-related impact primarily includes settlement charges related to lump sum distributions exceeding the total of annual service and interest costs, as well as curtailment gains related to plan changes.
Charge related to cash tender offers
As a result of the cash tender offers for some of our long-term debt, we recorded a charge primarily representing the tender price paid over the carrying value of the tendered notes and loss on treasury rate locks used to mitigate the interest rate risk on the cash tender offers.
Tax expense related to the TCJ Act
Tax expense related to the TCJ Act reflects adjustments to the mandatory transition tax liability under the TCJ Act.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures, and where applicable, the impact of an additional week of results every five or six years (53rd reporting week), including in our 2022 financial results. Adjusting for acquisitions and divestitures reflects mergers and acquisitions activity, including the impact, in the year ended December 25, 2021, of an extra month of net revenue for our acquisitions of Pioneer Foods in our Africa, Middle East and South Asia division and Be & Cheery in our Asia Pacific, Australia and New Zealand and China Region division as we aligned the reporting calendars of these acquisitions with those of our divisions, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2022 guidance and long-term organic revenue target
Our 2022 organic revenue growth guidance and our long-term organic revenue growth target exclude the impact of acquisitions, divestitures and other structural changes, the impact of the 53rd reporting week and foreign exchange translation. Our 2022 core effective tax rate guidance and our 2022 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2022 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2022 or our long-term organic revenue growth to our full year projected 2022 and long-term reported net revenue growth because we are unable to predict the 2022 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2022 core effective tax rate to our full year projected 2022 reported effective tax rate and our full year projected 2022 core constant currency EPS growth to our full year projected 2022 reported EPS growth because we are unable to predict the 2022 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
Quarter and Year Ended December 25, 2021
(unaudited)

	Quarter Ended 12/25/2021
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Organic volume(c)	Effective net pricing
Frito-Lay North America	13%	—	—	13%	4.5	9
Quaker Foods North America	9%	—	—	9%	(2)	11
PepsiCo Beverages North America	13%	—	—	12%	6	6
Latin America	16%	1	—	17%	6	11
Europe	8%	1	—	9%	1	8
Africa, Middle East and South Asia	13%	(1)	(4)	8%	5	2
Asia Pacific, Australia and New Zealand and China Region	18%	(2)	(3)	13%	16	(2)
Total	12%	—	(0.5)	12%	5	7

	Year Ended 12/25/2021
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Organic volume(c)	Effective net pricing
Frito-Lay North America	8%	(0.5)	—	7%	2	5
Quaker Foods North America	—%	(1)	—	—%	(7)	7
PepsiCo Beverages North America	12%	(0.5)	(1)	10%	5	5
Latin America	17%	(2)	—	15%	4	10
Europe	9%	(0.5)	—	9%	4.5	4
Africa, Middle East and South Asia	33%	(4.5)	(17)	12%	7	4
Asia Pacific, Australia and New Zealand and China Region	34%	(6)	(15)	13%	12	1
Total	13%	(1)	(2)	10%	4	5
(a)Adjustments primarily reflect Rockstar Energy Beverages (Rockstar) (PepsiCo Beverages North America), Pioneer Foods (Africa, Middle East and South Asia), and Be & Cheery (Asia Pacific, Australia and New Zealand and China Region). The contribution from the acquisition of Rockstar reflects the incremental consolidated net revenue reported for Rockstar in excess of the net revenue we reported under our previous distribution arrangement.
(b)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)Excludes the impact of acquisitions and divestitures, including the impact, in the year ended December 25, 2021, of an extra month of volume for our acquisitions of Pioneer Foods in our Africa, Middle East and South Asia division and Be & Cheery in our Asia Pacific, Australia and New Zealand and China Region division as we aligned the reporting calendars of these acquisitions with those of our divisions. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change disclosed in the Summary Fourth-Quarter 2021 Performance and Summary Full-Year 2021 Performance tables on pages 3 and 6, respectively, due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
Quarter and Year Ended December 25, 2021 (unaudited)

	Quarter Ended 12/25/2021
		Impact of Items Affecting Comparability						Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Pension and retiree medical-related impact	Charge related to cash tender offers	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	10%	—	(5)	—	—	—	5%	—	5%
Quaker Foods North America	8%	—	(2)	—	—	—	6%	—	6%
PepsiCo Beverages North America	(10)%	—	(8)	9	—	—	(9)%	—	(9)%
Latin America	21%	—	(1)	—	—	—	19%	—	20%
Europe	(16)%	—	5	2	—	—	(9)%	(1)	(10)%
Africa, Middle East and South Asia	(29)%	—	—	—	—	—	(29)%	(2)	(31)%
Asia Pacific, Australia and New Zealand and China Region	(25)%	—	6	(2)	—	—	(21)%	4	(17)%
Corporate unallocated expenses	70%	(47)	(4)	(3)	—	—	17%	—	17%
Total Operating Profit	(9)%	6	(1)	1	—	—	(4)%	—	(4)%
Net Income Attributable to PepsiCo	(28)%	7	(2)	(1)	(8)	36	4%	—	4%
Net Income Attributable to PepsiCo per common share – diluted	(28)%	7	(2)	(1)	(8)	36	4%	—	4%

	Year Ended 12/25/2021
		Impact of Items Affecting Comparability							Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Pension and retiree medical-related impact	Charge related to cash tender offers	Tax expense related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	5.5%	—	(1)	(0.5)	—	—	—	4%	—	3%
Quaker Foods North America	(14)%	—	(0.5)	—	—	—	—	(14)%	—	(14)%
PepsiCo Beverages North America	26%	—	(2)	(4)	—	—	—	21%	(1)	20%
Latin America	33%	—	—	—	—	—	—	32%	(4.5)	28%
Europe	(4.5)%	—	2.5	1	—	—	—	(1.5)%	(1.5)	(3)%
Africa, Middle East and South Asia	43%	—	—	(31)	—	—	—	12%	(2)	10%
Asia Pacific, Australia and New Zealand and China Region	14%	—	1	(1.5)	—	—	—	14%	(3)	10%
Corporate unallocated expenses	17%	(7)	(1)	1	—	—	—	10%	—	10%
Total Operating Profit	11%	1	—	(3)	—	—	—	8%	(1)	7%
Net Income Attributable to PepsiCo	7%	1	—	(3)	(2)	8	2	13%	(1.5)	11%
Net Income Attributable to PepsiCo per common share – diluted	7%	1	—	(3)	(2)	8	2	13%	(1.5)	12%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Quarters Ended December 25, 2021 and December 26, 2020
(in millions except per share amounts, unaudited)

	Quarter Ended 12/25/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Net interest expense and other	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$12,130	$13,118	$10,556	$2,562	$158	$(1,132)	$247	$19	$1,322	$0.95	15.5%
Items Affecting Comparability
Mark-to-market net impact	(60)	60	(20)	80	—	—	18	—	62	0.04	0.2
Restructuring and impairment charges	(16)	16	(98)	114	4	—	21	1	96	0.07	—
Acquisition and divestiture-related charges	—	—	16	(16)	—	—	23	—	(39)	(0.03)	1.7
Pension and retiree medical-related impact	—	—	—	—	12	—	1	—	11	0.01	(0.1)
Charge related to cash tender offers	—	—	—	—	—	842	165	—	677	0.49	0.8
Core, Non-GAAP Measure (a)	$12,054	$13,194	$10,454	$2,740	$174	$(290)	$475	$20	$2,129	$1.53	18.1%

	Quarter Ended 12/26/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$10,426	$12,029	$9,203	$2,826	$(130)	$498	$1,845	$1.33	21.2%
Items Affecting Comparability
Mark-to-market net impact	50	(50)	49	(99)	—	(23)	(76)	(0.05)	(0.1)
Restructuring and impairment charges	(26)	26	(127)	153	12	35	130	0.09	—
Acquisition and divestiture-related charges	(2)	2	33	(31)	—	(14)	(17)	(0.01)	(0.3)
Pension and retiree medical-related impact	—	—	—	—	205	47	158	0.11	0.2
Core, Non-GAAP Measure (a)	$10,448	$12,007	$9,158	$2,849	$87	$543	$2,040	$1.47	20.9%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Years Ended December 25, 2021 and December 26, 2020
(in millions except per share amounts, unaudited)

	Year Ended 12/25/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Net interest expense and other	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$37,075	$42,399	$31,237	$11,162	$522	$(1,863)	$2,142	$61	$7,618	$5.49	21.8%
Items Affecting Comparability
Mark-to-market net impact	(39)	39	20	19	—	—	5	—	14	0.01	—
Restructuring and impairment charges	(29)	29	(208)	237	10	—	41	1	205	0.15	(0.1)
Acquisition and divestiture-related charges	(1)	1	5	(4)	—	—	23	—	(27)	(0.02)	0.2
Pension and retiree medical-related impact	—	—	—	—	12	—	1	—	11	0.01	—
Charge related to cash tender offers	—	—	—	—	—	842	165	—	677	0.49	—
Tax expense related to the TCJ Act	—	—	—	—	—	—	(190)	—	190	0.14	(1.9)
Core, Non-GAAP Measure (a)	$37,006	$42,468	$31,054	$11,414	$544	$(1,021)	$2,187	$62	$8,688	$6.26	20.0%

	Year Ended 12/26/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$31,797	$38,575	$28,495	$10,080	$117	$1,894	$7,120	$5.12	20.9%
Items Affecting Comparability
Mark-to-market net impact	64	(64)	9	(73)	—	(15)	(58)	(0.04)	—
Restructuring and impairment charges	(30)	30	(239)	269	20	58	231	0.17	—
Acquisition and divestiture-related charges	(32)	32	(223)	255	—	18	237	0.17	(0.4)
Pension and retiree medical-related impact	—	—	—	—	205	47	158	0.11	—
Core, Non-GAAP Measure (a)	$31,799	$38,573	$28,042	$10,531	$342	$2,002	$7,688	$5.52	20.5%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Quarters Ended December 25, 2021 and December 26, 2020
(in millions, unaudited)

	Quarter Ended 12/25/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,654	$—	$8	$—	$1,662
Quaker Foods North America	194	—	(1)	—	193
PepsiCo Beverages North America	494	—	12	9	515
Latin America	402	—	15	—	417
Europe	317	—	35	8	360
Africa, Middle East and South Asia	152	—	6	2	160
Asia Pacific, Australia and New Zealand and China Region	72	—	5	1	78
Corporate unallocated expenses	(723)	80	34	(36)	(645)
Total	$2,562	$80	$114	$(16)	$2,740

	Quarter Ended 12/26/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,507	$—	$74	$3	$1,584
Quaker Foods North America	178	—	4	—	182
PepsiCo Beverages North America	546	—	15	6	567
Latin America	333	—	17	—	350
Europe	376	—	19	—	395
Africa, Middle East and South Asia	214	—	5	4	223
Asia Pacific, Australia and New Zealand and China Region	96	—	1	2	99
Corporate unallocated expenses	(424)	(99)	18	(46)	(551)
Total	$2,826	$(99)	$153	$(31)	$2,849
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Years Ended December 25, 2021 and December 26, 2020
(in millions, unaudited)

	Year Ended 12/25/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$5,633	$—	$28	$2	$5,663
Quaker Foods North America	578	—	—	—	578
PepsiCo Beverages North America	2,442	—	20	11	2,473
Latin America	1,369	—	37	—	1,406
Europe	1,292	—	81	8	1,381
Africa, Middle East and South Asia	858	—	15	10	883
Asia Pacific, Australia and New Zealand and China Region	673	—	7	4	684
Corporate unallocated expenses	(1,683)	19	49	(39)	(1,654)
Total	$11,162	$19	$237	$(4)	$11,414

	Year Ended 12/26/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$5,340	$—	$83	$29	$5,452
Quaker Foods North America	669	—	5	—	674
PepsiCo Beverages North America	1,937	—	47	66	2,050
Latin America	1,033	—	31	—	1,064
Europe	1,353	—	48	—	1,401
Africa, Middle East and South Asia	600	—	14	173	787
Asia Pacific, Australia and New Zealand and China Region	590	—	5	7	602
Corporate unallocated expenses	(1,442)	(73)	36	(20)	(1,499)
Total	$10,080	$(73)	$269	$255	$10,531
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	Quarter Ended		Year Ended
	12/25/2021		12/25/2021
Reported gross margin performance, GAAP measure	(161)	bps	(147)	bps
Mark-to-market net impact	46		14
Restructuring and impairment charges	(5)		(1)
Acquisition and divestiture-related charges	(1)		(4)
Core gross margin performance, non-GAAP measure (a)	(122)	bps	(138)	bps
Operating Margin Performance Reconciliation

	Quarter Ended		Year Ended
	12/25/2021		12/25/2021
Reported operating margin performance, GAAP measure	(244)	bps	(28)	bps
Mark-to-market net impact	76		13
Restructuring and impairment charges	(23)		(8)
Acquisition and divestiture-related charges	8		(37)
Core operating margin performance, non-GAAP measure (a)	(183)	bps	(60)	bps

(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2022 guidance and long-term targets, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.